UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2013

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Innovation Way, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2013, The Goodyear Tire & Rubber Company (the "Company") filed a Current Report on Form 8-K announcing the election of Laura K. Thompson as Executive Vice President and Chief Financial Officer, effective December 1, 2013. We are filing this Form 8-K/A to provide information on changes to Ms. Thompson’s compensation in connection with her election.

On December 13, 2013, the Compensation Committee approved changes to Ms. Thompson’s compensation in connection with her election as Executive Vice President and Chief Financial Officer. Ms. Thompson will receive (1) an annual base salary of $475,000 beginning on December 1, 2013, (2) an annual incentive target for 2013 of $299,108, (3) 16,467 non-qualified stock options, (4) 2,431 performance shares for the three-year performance cycle ending December 31, 2015, (5) 3,300 executive performance units for the three-year performance cycle ending December 31, 2015, (6) 40,000 restricted stock units, and (7) a Severance Multiple of 1.5x under the Company’s Executive Severance and Change in Control Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

December 19, 2013	By:	David L. Bialosky

Name: David L. Bialosky
Title: Senior Vice President, General Counsel and Secretary